As filed with the Securities and Exchange Commission on June 22, 2007

File No. 333-82304

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PENN VIRGINIA CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	23-1184320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Radnor Corporate Center, Suite 300

100 Matsonford Road

Radnor, Pennsylvania 19087-4515

(Address of principal executive offices) (Zip Code)

PENN VIRGINIA CORPORATION AND AFFILIATED

COMPANIES EMPLOYEES’ 401(K) PLAN

(Full title of the plan)

Nancy M. Snyder

Executive Vice President, General Counsel and Corporate Secretary

Penn Virginia Corporation

Three Radnor Corporate Center

Suite 300, 100 Matsonford Road

Radnor, PA 19087-4515

(Name and address of agent for service)

(610) 687-8900

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	1,200,000 shares (1)(3)	N/A	N/A	N/A

(1)	600,000 shares of Common Stock, in addition to the 600,000 shares of the Common Stock registered on February 7, 2002 and June 7, 2006 for issuance under the Penn Virginia Corporation and Affiliated Companies Employees’ 401(k) Plan, to adjust for the Stock Split (as further described in this Registration Statement).
(2)	The Registrant previously paid a registration fee in connection with the registration of 300,000 shares of Common Stock on February 7, 2002 under this Registration Statement. On June 7, 2006, this Registration Statement was amended to provide for the registration of an additional 300,000 shares of Common Stock pursuant to a stock split. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement is deemed to apply to the additional shares resulting from the Stock Split (as further described in this Registration Statement) and no additional fee is required to be paid.
(3)	This registration statement also covers the associated rights to purchase fractional shares of preferred stock of the Registrant issuable pursuant to the Registrant’s Rights Agreement dated as of February 11, 1998, as amended. Until the occurrence of certain prescribed events, none of which has occurred, the rights are not exercisable, are evidenced by the certificates representing common stock and will be transferred only with the common stock.

INCORPORATION BY REFERENCE

This Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (this “Post-Effective Amendment No. 2”), filed pursuant to General Instruction E of Form S-8, relates to the Registration Statement on Form S-8 (No. 333-82304) of Penn Virginia Corporation (the “Company”) filed by the Company with the Securities and Exchange Commission on February 7, 2002, as amended by a Post-Effective Amendment No. 1 filed on June 7, 2006 (collectively, the “Registration Statement”). Under the Registration Statement, the Company registered 600,000 shares of its Common Stock, par value $0.01 per share (the “Common Stock”), to be issued pursuant to the Registrant’s Penn Virginia Corporation and Affiliated Companies Employees’ 401(k) Plan. The contents of the Registration Statement are hereby incorporated by reference into this Post-Effective Amendment No. 2.

POST-EFFECTIVE AMENDMENT NO. 2

On June 19, 2007, the Registrant distributed a stock dividend of one share of Common Stock for every share of Common Stock issued and outstanding on the record date of June 12, 2007 (the “Stock Split”). This Post-Effective Amendment No. 2 hereby reflects, in accordance with Rule 416(b) under the Securities Act of 1933, as amended, the change in the amount of securities registered under the Registration Statement, on account of the Stock Split, from 600,000 to 1,200,000.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Securities and Exchange Commission, each of the exhibits is filed herewith:

Exhibit No.	Description
4.1	Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.2	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.2 to Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.3	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3 to Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004).

4.4	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K filed on February 26, 2007).

4.5	Rights Agreement dated as of February 11, 1998 between Penn Virginia Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 1.1 to Company’s Registration Statement on Form 8-A filed on February 20, 1998).

4.6	Amendment No. 1 to Rights Agreement dated as of March 27, 2002 by and between Penn Virginia Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Company’s Current Report on Form 8-K filed on March 28, 2002).

4.7	Penn Virginia Corporation and Affiliated Companies’ Employees’ 401(k) Plan, as amended (incorporated by reference to Exhibit 10.3 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

5.1	Opinion of Nancy M. Snyder as to legality of securities being registered.

23.1	Consent of Nancy M. Snyder (contained in opinion filed as Exhibit 5.1 hereto).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on the 22nd day of June, 2007.

PENN VIRGINIA CORPORATION

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Executive Vice President, General
Counsel and Corporate Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities as indicated on June 22, 2007.

/s/ A. James Dearlove	President and Chief Executive Officer (Principal Executive Officer)
A. James Dearlove

/s/ Frank A. Pici	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Frank A. Pici

Vice President and Controller
/s/ Forrest W. McNair	(Principal Accounting Officer)
Forrest W. McNair

*	Director
Edward B. Cloues, II

*	Director
Robert Garrett

*	Director
Keith D. Horton

*	Director
Steven W. Krablin

/s/ Philippe van Marcke de Lummen	Director
Philippe van Marcke de Lummen

*	Director
Marsha R. Perelman

*	Director
Gary K. Wright

A. James Dearlove, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Post-Effective Amendment No. 2 to the Form S-8 Registration Statement on behalf of the above-indicated directors of the Registrant pursuant to a power of attorney executed by such persons and previously filed with the Securities and Exchange Commission.

*By:	/s/ A. James Dearlove
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.2	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.2 to Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.3	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3 to Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004).

4.4	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K filed on February 26, 2007).

4.5	Rights Agreement dated as of February 11, 1998 between Penn Virginia Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 1.1 to Company’s Registration Statement on Form 8-A filed on February 20, 1998).

4.6	Amendment No. 1 to Rights Agreement dated as of March 27, 2002 by and between Penn Virginia Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Company’s Current Report on Form 8-K filed on March 28, 2002).

4.7	Penn Virginia Corporation and Affiliated Companies’ Employees’ 401(k) Plan, as amended (incorporated by reference to Exhibit 10.3 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

5.1	Opinion of Nancy M. Snyder as to legality of securities being registered.

23.1	Consent of Nancy M. Snyder (contained in opinion filed as Exhibit 5.1 hereto).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.